Exhibit 11 under Form N-1A
                                   Exhibit 23 under 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and
   Shareholders of FEDERATED GNMA TRUST:

We consent to the use in Post-Effective Amendment No. 31 to Registration Statement (No. 2-75670) of Federated GNMA Trust of our report dated March 12, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights''in such Prospectus.


By:DELOITTE & TOUCHE
   Deloitte & Touche

Pittsburgh, Pennsylvania
March 21, 1997